EXHIBIT 99.1



                       UPPER PENINSULA ENERGY CORPORATION
                               600 Lakeshore Drive
                                  P.O. Box 130
                            Houghton, MI  49931-0130

                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               SPECIAL MEETING OF SHAREHOLDERS ON JANUARY 29, 1998


   The undersigned hereby appoints Clarence R. Fisher and Burton C. Arola as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of UPPER PENINSULA ENERGY CORPORATION held of record by the undersigned on December 5, 1997, at the Special Meeting of Shareholders to be held on January 29, 1998, or at any adjournment thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

       PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED
                               STATES OF AMERICA.


   HAS YOUR ADDRESS CHANGED?            DO YOU HAVE ANY COMMENTS?









   [X]  PLEASE MARK VOTES
        AS IN THIS EXAMPLE


             UPPER PENINSULA            1.  Proposal to approve the Agreement
            ENERGY CORPORATION              and Plan of Merger, by and between
                                            WPS Resources Corporation and Upper
                                            Peninsula Energy Corporation, dated
                                            as of July 10, 1997, and the
                                            transactions contemplated thereby.

                                               For     Against      Abstain

                                               [ ]       [ ]           [ ]

                                        2.  In their discretion, the proxies
                                            are authorized to vote upon any
                                            matters incidental to the conduct
                                            of the Special Meeting which may
                                            properly arise.

                                               For     Against      Abstain

                                               [ ]       [ ]           [ ]


                                        If joint account, each owner must sign.

                                        Shareholder, please sign this proxy
                                        exactly as your name(s) appear(s) to the left, including the title "Executor", "trustee", etc., if the same is indicated. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.

    Please be sure to sign and             Date __________
    date this Proxy.

    _____________________________ _____________________


       Shareholder sign here       Co-owner sign here


                                             Mark box at right if an address
                                             change or comment has been noted
                                             on the reverse side of this
                                             card.                        [ ]